SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Amended
                                    FORM 8-K

                                 Current Report
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

      Date of Report: (Date of earliest event reported) : December 12, 2002

                           Commission File No. 0-27929



                         WATERFORD STERLING CORPORATION
            --------------------------------------------------------
             (Exact name of registrant as specified in its charter)

            Nevada                                        62-1655508
-------------------------------                 --------------------------------
(State or other jurisdiction of                (IRS Employer Identification No.)
 incorporation or organization)


             Sect. D, 5/F, Block A. Innotech Tower, 235 Nanjing Rd.
                        Heping District, Tianjin, 300052,
                  --------------------------------------------
                    (Address of principal executive offices)


                               011-86-22-2721-7020
                           --------------------------
                            (Issuer telephone number)

Item 1.     Changes in Control of the Registrant

      As a result of the acquisition of Eternal Technologies Group Ltd. and Subsidiaries ("Eternal") as detailed in Item 2 (Acquisition or Disposition of Assets), there was a change in control of the Company to the shareholders of Eternal. Prior to the acquisition, Eternal had 82 shareholders, none of whom owned ten (10) percent of more of Eternal. Following the acquisition, the former shareholders of Eternal now own 85% of the issued and outstanding common shares of the Company.

Item 2.     Acquisition or Disposition of Assets

      On December 12, 2002, Waterford Sterling Corporation completed its acquisition of Eternal Technologies Group Ltd. and Subsidiaries ("Eternal"). Eternal was incorporated in the British Virgin Islands with limited liability on March 3, 2000 under the name Eternal Phoenix Company Limited. By resolution adopted on June 17, 2000, the Company changed its name to Eternal Technology Group Ltd.

      On May 16, 2000, Eternal acquired a 100% equity interest in Willsley Company Limited ("Willsley"), a company incorporated in the British Virgin Island with limited liability.

      Willsley's principal activity is a holding company which owns a 100% interest in Inner Mongolia Aershan Agriculture & Husbandry Technology Co.,
 Ltd. ("Aershan").

      Aershan was incorporated in the People's Republic of China ("the PRC") with limited liability on July 11, 2000. Its principal activities are operating a breeding center to propagate quality sheep and other livestock breeds in Inner Mongolia.

      We acquired all of the issued and outstanding shares of Eternal in exchange for 22,050,000 post reverse split shares. Following completion of the acquisition there are 25,941,176 shares of the Company outstanding.

      Eternal Technology Group Limited is a major agriculture genetics and bio-pharmaceutical R&D firm operating in China with the support of the Chinese Government. Based on animal genetics and gene engineering, the company will develop three principal businesses, i.e. meat, dairy products and bio-pharmaceuticals.

      Three years ago, the Company launched a project to commercialize technology in sheep embryo production and transfer in China. After the Company carried out "The World's First Transfer Project of Thousands of Sheep Embryos" in China, a system of breeding better quality is taking shape. The Company has now moved into the lamb meat production thus completing the business cycle.

      The Company has also entered the dairy industry by applying its technology of embryo transfer to the breeding of higher-yielding and pure-breed dairy cattle. The Company's principal facility is a farm in Inner Mongolia.

The Farm

      The farm is located in Wulagai Development Area in the northeast of Xilingol League, Inner Mongolia. The area is in one of the few naturally preserved grassland areas in China. The United Nations Educational, Scientific, and Cultural Organization admitted this area as a member of the Man and Biosphere Program (MAB) in 1987. In 1997, it was designated as a State Nature Protection Zone.

      The farm is equipped with a 60-kilovolt-electricity transmission line to ensure an adequate energy supply. Existing telephones and transportation facilities are also adequate. A railway station is located 80 kilometers to the south, which will facilitate the distribution of products to various places in China. The road system inside the farm consisting of approximately 200 kilometers, connects all sub-pastures.

Embryo Transfer Center

      The center comprises nearly 35,000 square feet and consists of buildings containing operating rooms, equipment rooms, offices, conference rooms, lecture halls and guest rooms for the scientists.

Reception Center

      The reception center comprises nearly 30,000 square feet. It is used to host scientists, customers, and guests.

Breeding Grassland

      Utilizing scientific grassland management, the grassland is organized into various breeding sub-pastures. Each sub-pasture is composed of haciendas and sheep stables, and equipment such as wells, mowing machines and tractors. A supply of forage grass is reserved for winter and for snowstorms. Part of the breeding pastureland has been sown and developed. It will be expanded as the amount of livestock increases.

Animal Genetics Technologies

      The Company possesses technologies for industrialized embryo production and transfer, and has patents on the of relevant technologies that guarantee the smooth implementation of animal genetics projects. These technologies include the following:

Peritoneal Endoscope Technique

      This is a technique of collecting sheep embryos by means of peritoneal endoscopes without surgical operations, before transferring.

         Embryo collecting and transfer has traditionally been conducted through surgical procedures. Unfortunately, under this method, a provider is usually rendered useless after four operations, because of adhesions. The peritoneal endoscope technique adopted by the Company may enable a provider to undergo more than 10 embryo procedures, thus increasing the utility of providers. It can also raise the conception rate from 20% to over 80% by deep semen deposition and frozen semen mating, using a frozen semen consumption volume two-thirds less than that of conventional techniques.

Vitrification Freezing Technique

         Vitrification refers to the process by which concentrated antifreeze solution is transformed into transparent colloidal solid through rapid freezing.

         After experiments and selection, the Company has produced a new anti-freezing protectant, which enables the freezing process to be operated at room temperatures of between 20 and 25 celcius without a cooling system, which produces increased efficiency. Internal and external fertilization blastulae (an early embryonic form produced by cleavage of a fertilized ovum and consisting of a spherical layer of cells surrounding a fluid-filled cavity) in cattle has a growth rate of 95% and 83% respectively after freezing and a transfer pregnancy rate of 58% and 36%, respectively with the pregnancy rate and farrowing rate (the rate of the offspring that the pregnant animal gives birth to) raised by 5 to 10%, or comparable to international standards.

The Techniques Of Embryo Splitting And Cleavage Ball

         These are techniques for splitting embryos by microsurgery or of separating the embryo cleavage balls in early cultivation before the half-embryos or separated cleavage balls develop into individuals.

         Currently, the average transfer rate of half-embryos in the world is about 35 to 40%, while that of newly split half-embryos (of cattle and sheep) is above 50%. This is the equivalent of a 100% embryo transfer pregnancy rate, thus improving the embryo availability. By combining the techniques of half-embryo transfer and embryo sex identification, we can objectively produce male or female animals, which will exert a positive impact on the breeding of dairy and beef cattle.

The External Fertilization Technique

         In this technique, ova from the ovariums of cattle and sheep are collected (that is, ova is collected from living animals) before being cultivated externally. They are then cultivated with semen obtained either internally or externally so as to complete the fertilization process before being further cultivated to the transferable stage.

         Presently, the transfer pregnancy rate of externally fertilized embryos worldwide is 40 to 45%, while that in China is only approximately 20%. However, our fertilized embryo transfer pregnancy rate is above 40%, or world standard.

         The cost of embryos fertilized externally is only 10% of that produced internally. When mass-produced and applied commercially to cattle and sheep, there is significant reverse potential.

Item 5.  Other Events.

         To facilitate the acquisition of Eternal Technologies Group Ltd. and Subsidiaries, the Company's common shares were reverse split on a one (1) for six (6) basis, 95,000,000 post reverse split common shares, $.001 par value were authorized and its name was changed to Eternal Technologies Group, Inc. These changes were filed with the Secretary of State of Nevada on December 13, 2002.

Item 7.  Financial Statements and Exhibits

(a)  Financial Statements of Business Acquired

     1. Consolidated Financial Statements for the year ended December
     31, 2001.
     Report of Independent Auditors                                          F-2
     Consolidated Balance Sheet as of December 31, 2001                      F-3
     Consolidated Statements of Income for the years ended December 31,
     2001 and 2000                                                           F-4
     Consolidated Statements of Changes in Shareholders' Equity for the
     years ended December 31, 2001 and 2000                                  F-5
     Consolidated Statements of Cash Flows for the years ended
     December 31, 2001 and 2000                                              F-6
     Notes to Financial Statements                                       F-7 -15

     September 30, 2002 (Unaudited)
     Consolidated Balance Sheet as of September 30, 2002 and December
     31, 2001                                                                F-1
     Consolidated Statements of Income for the nine months
     ended September 30, 2002                                                F-2
     Consolidated Statements of Cash Flows
     for the nine months ended September 30, 2002                            F-3

     Notes to Financial Statements                                           F-4
     Proforma Combined Balance Sheet as of September 30, 2002                F-6
     Proforma Combined Statement of Operations for the nine months ended
     September 30, 2002                                                      F-7
     Proforma Combined Statement of Operations for the nine months ended
     September 30, 2001                                                      F-8

     (b)  Proforma Financial Information

     (c)  Exhibits

     2.1* Exchange Agreement by and between Waterford  Sterling  Corporation and
          Eternal Technology Group Ltd. dated December 12, 2002

     3.1* Articles of Amendment to the Articles of Incorporation\

   *  Previously filed

                                   Signatures

     Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto authorized.


                                          WATERFORD STERLING CORP.

     September 17, 2004
                                           /s/ JiJun Wu
                                           -------------------------------------
                                           JiJun Wu
                                           Chairman

                  ETERNAL TECHNOLOGY GROUP LTD AND SUBSIDIARIES

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                                                          Pages
                                                                         -------
   December 31, 2001
   Report of Independent Auditors                                           F-2
   Consolidated Balance Sheet as of  December 31, 2001                      F-3
   Consolidated Statements of Income for the years ended
     December 31, 2001 and  2000                                            F-4
   Consolidated Statements of Changes in Shareholders' Equity
     for the years ended December 31, 2001 and  2000                        F-5

   Consolidated Statements of Cash Flows for the years ended December
     31, 2001 and 2000                                                      F-6

   Notes to Financial Statements                                         F-7-15

   June 30, 2002  (Unaudited)
   Consolidated Balance Sheet as of June 30, 2002                          F-16
   Consolidated Statements of Income for the six months ended
      June 30, 2002                                                        F-17
   Consolidated Statements of Cash Flows for the six months ended June
   30, 2002                                                                F-18
   Notes to Financial Statements                                           F-19

                                                    1235 N. Loop West, Suite 907
                         Houston, Texas 77008-4707 (713) 868-1065; (713)869-3297


                          INDEPENDENT AUDITOR'S REPORT

To the Board of Directors and Stockholders of Eternal Technology Group, LTD

We have audited the accompanying consolidated balance sheet of Eternal Technology Group, LTD. (a British Virgin Islands corporation) and subsidiary as of December 31, 2001, and the related consolidated statements of income, changes in shareholders' equity, and cash flows for the year ended December 31, 2001, and from inception (March 3, 2000) to December 31, 2000. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards required that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly in all material respects, the financial position of Eternal Technology Group, LTD. and subsidiary as of December 31, 2001, and the results of their operations and their cash flows for the year ended December 31, 2001, and from inception (March 3, 2000) to December 31, 2000 in conformity with accounting principles generally accepted in the United States of American.





Thomas Leger and Co., LLP
Houston, Texas

August 19, 2002

                           CONSOLIDATED BALANCE SHEET
                                DECEMBER 31, 2001
                             (UNITED STATES DOLLARS)

   ASSETS

CURRENT ASSETS
  Cash and bank balances                                          $7,753,452
  Inventories                                                        285,576
  Accounts receivable                                              2,712,506
  Receivable due from
    related parties                                                  456,052
  Prepayments and deposits                                           164,841
                                                                  ----------
TOTAL CURRENT ASSETS                                              11,372,427
FIXED ASSETS (net of accumulated
   depreciation of $680,656)                                       3,971,773
CONSTRUCTION IN PROGRESS                                           3,619,652
ESTIMATED FUTURE CONSTRUCTION COST UNDER CONTRACT                  1,000,000
LAND USE RIGHTS
   (net of accumulated amortization of $310,345)                   5,689,655
                                                                  -----------
TOTAL ASSETS                                                    $ 25,653,507
                                                                  ===========

             LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
   Accounts payable for construction                              $2,557,616
   Estimated payable for construction contracts not invoiced       1,000,000
   Accounts payable and accrued expenses                             273,695
   Payable to related company                                      1,715,663
   Amounts due to related parties                                  1,571,745
                                                                 ------------
TOTAL CURRENT LIABILITIES                                          7,118,719
                                                                 ------------
SHAREHOLDERS' EQUITY

   Capital shares - 50,000 shares authorized $1.00
   par - 1,000 shares issued                                          1,000
   Paid - in capital                                              6,644,071
   Retained earnings                                             11,889,717
                                                                ------------
TOTAL SHAREHOLDERS' EQUITY                                       18,534,788
                                                                ------------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                     $ 25,653,507
                                                                ============

                     ETERNAL TECHNOLOGY LTD AND SUBSIDIARIES
                        CONSOLIDATED STATEMENTS OF INCOME
                 FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000
                             (UNITED STATES DOLLARS)

                                               2001               2000

SALES                                      $11,446,361         $8,953,467
COST OF SALES                                3,852,386          2,295,332
                                           ------------        -----------
GROSS PROFIT                                 7,593,975          6,658,135
DEPRECIATION AND AMORTIZATION                  845,716            149,592
SELLING AND ADMINISTRATIVE EXPENSES            937,971            429,114
                                           ------------        -----------
NET INCOME BEFORE INCOME TAXES               5,810,288          6,079,429
INCOME TAXES                                         -                  -
                                           ------------        -----------
NET INCOME                                  $5,810,288         $6,079,429
                                            ==========         ===========

                  ETERNAL TECHNOLOGY GROUP LTD AND SUBSIDIARIES
           CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY
                 FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000
                             (UNITED STATES DOLLARS)

                                       Capital      Paid - in         Retained
                                       Shares        Capital          Earnings         Total
                                      ----------    ---------        ----------      ---------

Balance, Inception March 2, 2000    $      -       $       --       $        -      $        -
Issuance of shares                     1,000        6,644,071                -       6,645,071
Net Income                                 -                -        6,079,429       6,079,429
Balance, December 31, 2000             1,000        6,644,071        6,079,429      12,724,500
Net Income                                 -                -        5,810,288       5,810,288
Balance, December 31, 2001          $  1,000       $6,644,071      $11,889,717     $18,534,788
                                     ========       =========       ===========    ===========

                  ETERNAL TECHNOLOGY GROUP LTD AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                 FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000
                             (UNITED STATES DOLLARS)

                                                       2001              2000
                                                      ------            ------
CASH FLOWS FROM OPERATING ACTIVITIES
Net income                                         $ 5,810,288      $ 6,079,429
Adjustments to reconcile net income to
   net cash provided by operating activities:
     Depreciation and amortization                     845,716          149,592
(Increase) decrease in assets:
     Inventories                                       630,087         (915,663)
     Accounts receivable                            (2,043,136)        (669,370)
     Receivable due from related company               231,987         (688,039)
     Prepayments and deposits                         (137,251)         (27,590)
Increase (decrease) in liabilities:
     Accounts payable for construction work            197,760        2,363,855
     Accounts payable and accrued expenses             122,875          150,820
     Deposit for future delivery                      (385,542)         385,542
     Amounts advanced by related parties               967,765          603,980
     Account payable to related company              1,715,663                -
     Estimated payable for construction              1,000,000                -
                                                    -----------      -----------
     Net cash provided by operating activities       8,956,212        7,432,556
                                                    -----------      -----------

CASH FLOWS FROM INVESTING ACTIVITIES
     Purchase of fixed assets                         (247,260)      (4,413,475)
     Purchase of land use rights                             -       (6,000,000)
     Construction in progress                          (83,399)      (3,536,253)
     Estimated future construction costs            (1,000,000)               -
                                                    -----------      -----------
     Net cash used by investing activities          (1,330,659)     (13,949,728)
                                                    -----------      -----------

CASH FLOWS FROM FINANCING ACTIVITIES
     Issuance of capital shares                              -        6,645,071
                                                    -----------      -----------

NET INCREASE IN CASH AND
     BANK BALANCES                                   7,625,553          127,899
     Cash and bank balances, beginning of period       127,899                -
                                                    -----------      -----------
     Cash and bank balances, at end of period      $ 7,753,452        $ 127,899
                                                    ===========       =========

                  ETERNAL TECHNOLOGY GROUP LTD AND SUBSIDIARIES
                        CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2001

NOTES

1.   ORGANIZATION AND PRINCIPAL ACTIVITIES

     Eternal Phoenix Company Limited was incorporated in the British Virgin Islands with limited liability on March 3, 2000. Pursuant to a resolution passed on June 17, 2000 the company changed its name to ETERNAL TECHNOLOGY GROUP LTD., ("Company"). It is a holding company for investments in operating companies.

     During the period, Eternal acquired from 100% equity interest in Willsley Company Limited ("Willsley"), a company incorporated in the British Virgin Island with limited liability on May 16, 2000.

     Willsley's principal activity was investment holding which owned 100% interest in Inner Mongolia Aershan Agriculture & Husbandry Technology Co., Ltd ("Aershan").

     Aershan was incorporated in the People's Republic of China ("the PRC") with limited liability on July 11, 2000 and its principal activities are to run a breeding center to propagate quality meat sheep and other livestock breeds in Inner Mongolia.

2.   BASIS OF PRESENTATION

     The consolidated financial statements are prepared in accordance with generally accepted accounting principles in the United States of America. This basis of accounting differs from that used in the statutory financial statements of the subsidiaries which are prepared in accordance with the accounting principles generally accepted in the relevant country.

3.   SUMMARY OF PRINCIPAL ACCOUNTING POLICIES

     Basis of consolidation

     The consolidated financial statements of the Company included the Company and its wholly owned subsidiaries. All material Intercompany balances and transactions have been eliminated.

     Economic and political risks

     The Company faces a number of risks and challenges since its main operations are in the PRC. The financial statements have been prepared assuming the Company will continue as a going concern.

     Cash and cash equivalents

     The Company considers cash and cash equivalents to include cash on hand and demand deposits with banks with an original maturity of three months or less. The Company maintains no accounts in the United States of America.

     Accounts receivable

     No allowance for doubtful accounts has been established, as management believes all amounts are collectible.

     Inventory

     Inventories are measured at lower of cost and net realizable value using the first-in first-out ("FIFO") or weighted average cost formulas.

     Fixed assets and depreciation

     Fixed assets are stated at cost less accumulated depreciation. Depreciation of fixed assets is calculated on the straight-line basis to write off the cost less estimated residual value of each asset over its estimated useful life. The principal annual rates used for this purpose are as follows:

                 Buildings                       2%-4%
                 Furniture and fixtures         20%
                 Office equipment               20%
                 Motor vehicles                 20%

     In accordance with the Statement of Financial Accounting Standards (SFAS) No. 121, "Accounting for the Impairment of Long-Lived Assets and Long-Lived Assets to be Disposed Of", the Company examines the possibility of decreases in the value of fixed assets when events or changes in circumstances reflect the fact that their recorded value may not be recoverable.


     Land lease rights and amortization

     Land lease rights in Mainland China were stated at cost less accumulated amortization. Amortization of land lease rights was calculated on the straight-line basis over the lesser of its estimated useful life or the lease term. The principal annual rate used for this purpose is 2%.


     Income taxes

     Income taxes are determined under the liability method as required by Statement by Statement of Financial Accounting Standard No.109, "Accounting for Income Taxes". The Company's current operations are currently exempt from taxation.
                                      F-8

     Foreign currency translation

     The Company maintains no accounts in currency of the United States of America.

     Translation of amounts from Hong Kong dollars ("HK$") into United States dollars ("US$") has been made at the single rate of exchange on December 31, 2001 of US$1.00:HK$7.75. No representation is made the HK$ amounts could have been, or could be, converted into US$ at that rate on December 31, 2001 or at any other date.

     One of the subsidiaries maintains their books and accounts in Peoples Republic of China currency, which is called Renminbi ("RMB$"). Translation of all assets and liabilities of amounts from RMB$ into US$ has been made at the single rate of exchange on December 31, 2001 of US$1.00:RMB$8.30. Income and expense items were translated at the average rates as quoted by the PRC. No representation is made the RMB$ amounts could have been, or could be, converted into US$ at that rate on December 31, 2001 or at any other date.

     On January 1, 1994, the PRC government introduced a single rate of exchange as quoted daily by the People's Bank of China (the "Unified Exchange Rate").

     The quotation of the exchange rates does not imply free convertibility of RMB to other foreign currencies. All foreign exchange transactions continue to take place either through the Bank of China or other banks authorized to buy and sell foreign currencies at the exchange rates quoted by the People's Bank of China. Approval of foreign currency payments by the Bank of China or other institutions requires submitting a payment application form together with invoices, shipping documents and signed contracts. Revenue recognition Revenue from the sale of livestock, forage grasses and raw materials is recognized when the merchandise is delivered to the customer and title passes.

     Use of estimates

     The preparation of consolidated financial statements requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Actual results could differ from those estimates.

4.   FIXED ASSETS

     Fixed assets are comprised of the following:

                                                 December 31, 2001

                  Infrastructure                 $          81,928
                  Buildings                              2,519,277
                  Equipment                              1,225,200
                  Other                                    826,024
                                                  -----------------
                                                         4,652,429
                  Accumulated Depreciation                (680,656)
                                                  -----------------
                                                 $       3,971,773
                                                  =================

5.   INCOME TAXES

     The companies operate in several jurisdictions and may be subject to those jurisdictions.

     It is management's intention to reinvest all the income attributable to the Company earned by its operations outside of the United States of America. Accordingly, no United States corporate taxes have been provided in these financial statements.

     Under current law of the British Virgin Islands, any dividends and capital gains arising form the Company's investments are not subject to income tax in the British Virgin Islands.

     A company carrying on operations in Hong Kong is subject to Hong Kong profits tax on their income arising in or derived from Hong Kong after adjusting for income and expense items which are not assessable or deductible for profits tax purposes. No company has assessable income in Hong Kong as of December 31, 2001. Accordingly no Hong Kong corporate taxes have been provided in these financial statements.

     Companies with operations in the Peoples Republic of China may be subject to taxes for income therein. The Income Tax Law of the Peoples Republic of China for Enterprises with Foreign Investment and Foreign Enterprises provide certain exemptions from taxation. Aershan should be exempt from taxation for the first two years of operation and should be allowed a fifty per cent reduction in the third to fifth years. Accordingly, no PRC corporate taxes have been provided in these financial statements.

6.   CONCENTRATION OF CREDIT RISKS

     Financial instruments which potentially subject the Group to a concentration of credit risk principally consist of cash deposits, trade receivables, long-term receivable and the amounts due from and to directors and related companies.

      (i) Cash deposits
      The Group places it cash deposits with an international bank.

      (ii) Amounts due from related companies The Company does not have a policy of requiring collateral.

      (iii) Amounts due from and to directors (See "Additional related party balances and transactions")


7. FAIR VALUE OF FINANCIAL INSTRUMENTS

     The fair value of financial instruments are set out as follows

(i) Cash deposits

     The cash deposits are stated at cost, which approximates market value.

(ii) Trade receivables, other receivables and amounts due from directors and related companies Trade receivables, other receivables and the amounts due from related companies and directors are stated at their book value less provision for doubtful debts, which approximates the fair value.

(iii)Accounts payable and amounts due to related companies and directors are stated at their book value which approximates their fair value.


8. CURRENT VULNERABILITY DUE TO CERTAIN CONCENTRATIONS

     The Company's operations are conducted in the PRC. Accordingly, the Company's business, financial condition and results of operations may be influenced by the political, economic and legal environments in the PRC, and by the general state of the PRC economy.

     The Company's operations in the PRC are subject to special considerations and significant risks not typically associated with companies in North America and Western Europe. These include risks associated with, among others, the political, economic and legal environments and foreign currency exchange. The Company's results may be adversely affected by changes in the political and social conditions in the PRC, and by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion and remittance abroad, and rates and methods of taxation, among other things.

9.   ADDITIONAL RELATED PARTY BALANCES AND TRANSACTIONS

     The Company's amounts due from/(to) directors, related parties, and related company are unsecured, interest-free and are repayable on demand. China Continental, Inc. ("CCI") is a related company. One of the Company's officers, directors and major shareholder (Shang Jia Ji) owns approximately more than 10% of CCI and Towering International Trad (US) Corp.

     CCI acquired 2,000 goat embryos and services from the Company for US$425,000 in December, 2000. CCI's 2,000 goats with implanted embryos were sold in March, 2001 for approximately US$1,687,000.

     CCI had sales of forage grass to the Company for approximately US$1,735,000 during 2001. These purchases were at the same price as to third parties. The forage grass was sold to a third party for $1,855,000.

     The Company acquired 100% interest in Aershan in a transaction valued at $6,000,000 from Shang Jia Ji. The $6,000,000 represents Shang Jia Ji's cost.

     The Company entered into various construction contracts with companies controlled by Shang Jai Ji. The contracts totaled approximately $985,530. This amount was paid in full by June 30, 2002.

     The Company entered into a contract with Towering International Trad (US) Corp during 2001 for a research and development project totaling $1,400,000. No payments were made in 2001. During the first six months of 2002, $400,000 was paid on this contract.

10.  MAJOR CUSTOMERS

              The Company purchases and sells livestock whose purchases and sales exceed 10% of total purchases and sales.

                  Purchases:                          2001         2000
                                                      ----         ----
                                  Company A           16%          58%
                                  Company B           31%          42%
                                  Company C           43%            -
                  Sales:
                                  Company D           84%          94%
                                  Company E           16%            -

11.  CONTINGENCIES AND COMMITMENTS

     The Company is committed to various entities for certain research and development projects. These commitments totaled $2,600,000 at December 31, 2001.

12.  SUBSEQUENT EVENTS

     These financials statements should be read in conjunction with the June 30, 2002 interim financial statements.

                  ETERNAL TECHNOLOGY GROUP LTD AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEET
            FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2002 (UNAUDITED)
                             (UNITED STATES DOLLARS)


   ASSETS

                                                                   September 30,       December 31,
                                                                       2002               2001
                                                                   -------------       ------------

CURRENT ASSETS
  Cash and bank balances                                          $ 3,104,761        $ 7,753,452
  Inventories                                                         735,855            285,576
  Accounts receivable                                                 712,506          2,712,506
  Receivable due from
    related parties                                                   385,449            456,052
  Prepayments and deposits                                            712,107            164,841
TOTAL CURRENT ASSETS                                                5,650,678         11,372,427
FIXED ASSETS (net of accumulated
   depreciation)                                                    4,408,762          3,971,773
CONSTRUCTION IN PROGRESS                                            4,583,257          3,619,652
ESTIMATED FUTURE CONSTRUCTION COST UNDER CONTRACT                   1,000,000          1,000,000
LAND USE RIGHTS
   (net of accumulated amortization)                                5,471,292          5,689,655
TOTAL ASSETS                                                      $21,113,989       $ 25,653,507
                                                                   ==========         ===========
                LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
   Accounts payable for construction                                $ 324,098        $ 2,557,616
   Estimated payable for construction contracts not invoiced        1,000,000          1,000,000
   Accounts payable and accrued expenses                              438,208            273,695
   Payable to related company                                               -          1,715,663
   Amounts due to related parties                                   1,627,285          1,571,745
   Prepayment for services                                            970,361                  -
TOTAL CURRENT LIABILITIES                                           4,359,952          7,118,719

SHAREHOLDERS' EQUITY
   Capital shares - 50,000 shares authorized $1.00
   par - 10,000 shares issued                                          10,000              1,000
   Paid - in capital                                                6,644,071          6,644,071
   Retained earnings                                               10,099,966         11,889,717

TOTAL SHAREHOLDERS' EQUITY                                         16,754,037         18,534,788

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                       $ 21,113,989       $ 25,653,507
                                                                  ============       ===========

                     ETERNAL TECHNOLOGY LTD AND SUBSIDIARIES
                        CONSOLIDATED STATEMENTS OF INCOME
        FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2002 AND 2001 (UNAUDITED)
                             (UNITED STATES DOLLARS)

                                              For Quarter Ended                   For Nine Months Ended
                                       September 30,       September 30,    September 30,      September 30,
                                       -------------       -------------    -------------      -------------
                                           2002               2001               2002               2001

SALES OF LIVESTOCK AND EMBRYOS               $ -               $ -          $ 843,373          $ 639,133
COST OF SALES                                  -                 -            436,467            679,353
GROSS PROFIT (LOSS)                            -                 -            406,906            (40,220)
DEPRECIATION AND AMORTIZATION            250,432           205,350            687,039            616,050
RESEARCH AND DEVELOPMENT COSTS                 -                 -          1,000,000                  -
SELLING AND ADMINISTRATIVE EXPENSES       80,645           194,086            509,618            731,237
NET LOSS  BEFORE INCOME TAXES           (331,077)         (399,436)        (1,789,751)        (1,387,507)
INCOME TAXES                                   -                 -                  -                  -
NET LOSS                              $ (331,077)       $ (399,436)      $ (1,789,751)      $ (1,387,507)
                                       ==========        ==========       ============        ==========
WEIGHTED AVERAGE NUMBER OF COMMON
   SHARES OUTSTANDING
BASIC AND DILUTED                         10,000             1,000              8,300              1,000
                                       ==========        ==========       ============        ==========
BASIC NET INCOME PER SHARE
BASIC AND DILUTED                           $ 33             $ 399              $ 216            $ 1,388
                                       ==========        ==========       ============        ==========

                  ETERNAL TECHNOLOGY GROUP LTD AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
        FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2002 AND 2001 (UNAUDITED)
                             (UNITED STATES DOLLARS)


                                                               Nine Months Ended
                                                                 September 30,
                                                          2002                2001
                                                         ------              ------

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss                                             $ (1,789,751)       $ (1,387,507)
Adjustments to reconcile net loss to
   net cash provided by operating activities:
     Depreciation and amortization                        687,039             616,050
(Increase) decrease in assets:
     Inventories                                         (450,279)            428,241
     Accounts receivable                                2,000,000             572,406
     Receivable due from related company                   70,603            (235,215)
     Prepayments and deposits                            (547,266)            (93,007)
Increase (decrease) in liabilities:
     Accounts payable for construction work            (2,233,518)                  -
     Accounts payable and accrued expenses                164,513             321,603
     Amounts advanced by related parties                   55,540             293,028
     Account payable to related company                (1,715,663)             45,621
     Prepayment for services                              970,361             217,856
    Net cash provided by operating activities          (2,788,421)            779,076

CASH FLOWS FROM INVESTING ACTIVITIES
     Purchase of fixed assets                            (905,665)           (145,893)
     Construction in progress                            (963,605)           (110,989)
     Cash flows used from investing activities         (1,869,270)           (256,882)
CASH FLOWS FROM FINANCING ACTIVITIES
     Issuance of capital shares                             9,000                   -
NET DECREASE IN CASH AND
     BANK BALANCES                                     (4,648,691)            522,194
     Cash and bank balances, beginning of period        7,753,452             127,899
     Cash and bank balances, at end of period         $ 3,104,761           $ 650,093
                                                       ===========           =========

                     ETERNAL TECHNOLOGY LTD AND SUBSIDIARIES
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2002

NOTE 1. - BASIS OF PRESENTATION

The accompanying unaudited financial statements of Eternal Technology LTD and subsidiaries have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and with the instructions to Form 10QSB and Item 310(b) of
Regulation S-B. They do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements. In the opinion of management, all adjustments, consisting only of normal recurring adjustments, considered necessary for a fair presentation, have been included in the accompanying unaudited financial statements. Operating results for the periods presented are not necessarily indicative of the results that may be expected for the full year.

These financial statements should be read in conjunction with the financial statements and footnotes, which are included as part of financial statements for the year ended December 31, 2001 filed with Form 14C on November 8, 2002.

UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

The following unaudited pro forma combined financial statements give effect to the merger using the purchase method of accounting as prescribed by Statement of Financial Accounting Standards No. 141 "Business Combinations." The following unaudited pro forma combined financial statements and the accompanying notes should be read in conjunction with the historical financial statements and related notes of Waterford Sterling Corporation (Waterford) and Eternal Technology Group Ltd (Eternal) which are included elsewhere in this document.

The unaudited pro forma combined financial statements are provided for information purposes only and does not purport to represent what the combined financial position and results of operations would have been had the merger in fact occurred on the dates indicated. The following unaudited pro forma combined balance sheet represents the combined financial position of Waterford and Eternal as of September 30, 2002, assuming that the merger occurred on September 30, 2002. The unaudited proforma combined statements of operations give effect to the proposed merger of Waterford and Eternal by combining the results of operations for the year ended December 31, 2001 and the nine month period ended September 30, 2002. The unaudited proforma combined financial statements are presented for illustrative purposes only. The proforma adjustments are based upon available information and assumptions that management believes are reasonable.
                                      F-5

ETERNAL TECHNOLOGY GROUP LTD AND
          WATERFORD STERLING CORPORATION (A DEVELOPMENT STAGE COMPANY)
                        PRO FORMA COMBINED BALANCE SHEET
                               SEPTEMBER 30, 2002


                                                    WATERFORD         ETERNAL
                                                    STERLING        TECHNOLOGY      PRO FORMA
   ASSETS                                          (Unaudited)      (Unaudited)    ADJUSTMENTS         PRO FORMA

CURRENT ASSETS
  Cash and cash equivalents                             $ -      $ 3,104,761            $ -          $ 3,104,761
  Trade receivables                                       -          712,506              -              712,506
  Inventories                                             -          735,855              -              735,855
  Prepaid expenses                                   14,802          712,107              -              726,909
  Related party receivables                               -          385,449              -              385,449
  Total current assets                               14,802        5,650,678              -            5,665,480
PROPERTY AND EQUIPMENT, NET                          15,869        9,992,019              -           10,007,888
LAND USE RIGHTS                                                    5,471,292              -            5,471,292
DEFERRED MERGER COSTS                                73,680                -        (73,680)4                  -
                                                  $ 104,351     $ 21,113,989      $ (73,680)        $ 21,144,660
                                                 ============   ============      ===========        ===========
 LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
   Accounts payable and accrued expenses           $ 59,603      $ 1,762,306            $ -          $ 1,821,909
   Related party payables                           201,521        1,627,285       (201,521)2          1,627,285
   Note payable - related parties                   480,660          970,361              -            1,451,021
   Total current liabilities                        741,784        4,359,952       (201,521)           4,900,215
Shareholders' equity
   Common stock                                     208,878           10,000       (192,937)1,            25,941
   Paid-in capital                                1,353,049        6,644,071     (1,878,582)1,2,4      6,118,538
   Retained earings(deficit)                     (2,199,360)      10,099,966      2,199,360 1,4       10,099,966
                                                  $ 104,351     $ 21,113,989      $ (73,680)        $ 21,144,660
                                                 ===========     ===========      ============      ============


Notes to Pro Forma Financial Statements

1. Adjustment to record changes for additional stock issued and recapitalize Waterford Sterling Corporation with the capital structure of Eternal Technology Group Ltd and to reflect the 6 to 1 reverse stock split.

2.  To convert outstanding related party payables into shares of common stock.

3.  Eliminate loss from discontinued operations.

4. To write-off deferred merger costs.

                        ETERNAL TECHNOLOGY GROUP LTD AND
          WATERFORD STERLING CORPORATION (A DEVELOPMENT STAGE COMPANY)
                   PRO FORMA COMBINED STATEMENT OF OPERATIONS
                   NINE MONTH PERIOD ENDED SEPTEMBER 30, 2002


                                            WATERFORD         ETERNAL
                                            STERLING        TECHNOLOGY       PRO FORMA
                                           (Unaudited)      (Unaudited)     ADJUSTMENTS       PRO FORMA
                                           -----------     ------------    -------------      ----------

Gross revenue                                  $ -          $ 843,373              -          $ 843,373
Cost of sales                                    -            436,467              -            436,467
Gross profit                                     -            406,906              -            406,906
Selling, general and
  administrative expenses                        -            509,618              -            509,618
Depreciation and amortization                    -            687,039              -            687,039
Merger costs                                     -                  -              -                  -
Research and development                         -          1,000,000              -          1,000,000
Net income from continuing
  operations                                               (1,789,751)                       (1,789,751)
Loss from discontinued
  operations                              (239,028)                 -        239,028 3                -
Net income                              $ (239,028)      $ (1,789,751)     $ 239,028       $ (1,789,751)
                                         ===========      ============      =========       ============
Income (loss) per common share
Basic and diluted
  Income from continuing
   operations                                 $ -                                               $ (0.07)
  Loss from discontinued
   operations                               (0.01)                                                    -
Net income                                $ (0.01)                                              $ (0.07)
                                        ===========                                         ============
Weighted average number of common
  shares outstanding
  Basic and diluted                     3,481,303                                            25,941,176


Notes to Pro Forma Financial Statements

1. Adjustment to record changes for additional stock issued and recapitalize Waterford Sterling Corporation with the capital structure of Eternal Technology Group Ltd and to reflect the 6 to 1 reverse stock split.

2.   To convert outstanding related party payables into shares of common stock.

3.   Eliminate loss from discontinued operations.

                        ETERNAL TECHNOLOGY GROUP LTD AND
          WATERFORD STERLING CORPORATION (A DEVELOPMENT STAGE COMPANY)
                   PRO FORMA COMBINED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 2001

                                             WATERFORD          ETERNAL
                                             STERLING         TECHNOLOGY         PRO FORMA
                                            (Unaudited)       (Unaudited)       ADJUSTMENTS        PRO FORMA
                                            ------------     ------------      -------------      -----------


Gross revenue                                      $ -      $ 11,446,361               $ -      $ 11,446,361
Cost of sales                                        -         3,852,386                 -         3,852,386
Gross profit                                         -         7,593,975                 -         7,593,975
Selling, general and
  administrative expenses                            -           937,971                 -           937,971
Depreciation and amortization                        -           845,716                 -           845,716
Merger costs                                         -                 -                 -                 -
Net income from
   continuing operations                             -         5,810,288                 -         5,810,288
Loss from discontinued
   operations                               (1,414,570)                -         1,414,570  3              -
Net income                                $ (1,414,570)      $ 5,810,288       $ 1,414,570       $ 5,810,288
                                           ============     =============       ===========       ==========
Income (loss) per common share
Basic and diluted
  Income from continuing
   operations                                                                                         $ 0.22
  Loss from discontinued
   operations                                  $ (0.42)                                                    -
Net income                                     $ (0.42)                                               $ 0.22
Weighted average number of common
  shares outstanding
  Basic                                      3,382,216                                            25,941,176


Notes to Pro Forma Financial Statements

1. Adjustment to record changes for additional stock issued and recapitalize Waterford Sterling Corporation with the capital structure of Eternal Technology Group Ltd and to reflect the 6 to 1 reverse stock split.

2.   To convert outstanding related party payables into shares of common stock.

3.   Eliminate loss from discontinued operations.